UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2008, Adaptec, Inc. (the "Company") issued a press release announcing the appointment of Mary Dotz, age [50], as the Company's new Chief Financial Officer. The Company also announced that Chris O'Meara, the Company's former Chief Financial Officer, will be assisting Ms. Dotz to ensure a smooth transition. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Prior to joining the Company, Ms. Dotz served as Chief Financial Officer for Beceem Communications Inc., a provider of chipsets for the WIMAX market, from October 2005 to March 2008. Previously, Ms. Dotz served as Senior Vice President and Chief Financial Officer of Pinnacle Systems, Inc., a supplier of digital video products, from January 2005 until the acquisition of Pinnacle by Avid Technology, Inc. in August 2005. Prior to that, Ms. Dotz held various finance positions at NVIDIA Corporation, a semiconductor company, from October 2000 to January 2005, including Vice President Finance and Corporate Controller from October 2001 to January 2005 and Interim Chief Financial Officer from April 2002 to September 2002. Ms. Dotz holds a B.S. degree in Business Administration, Accounting from San Diego State University and an M.B.A. degree in Finance and Accounting from the University of Southern California.

The Company entered into an offer letter with Ms. Dotz (the "Offer Letter") pursuant to which it agreed to pay her an annual salary of $265,000. Ms. Dotz will also receive $25,000 retention incentive payments on each of October 1, 2008 and April 1, 2009 if she is an active employee of the Company on those dates. Ms. Dotz will be eligible to participate in the Company's Executive Bonus Incentive Plan at a targeted amount of 50% of her annual base salary. The bonus will be awarded based on the achievement of performance targets for the Company and Ms. Dotz that will be established by the Company's Chief Executive Officer and Board of Directors at the beginning of the Company's fiscal year.

In addition, the Company agreed to award Ms. Dotz an option to purchase 125,000 shares of the Company's common stock at a price equal to the fair market value of the Company's common stock on the date of grant, which option will vest with respect to 25% of the underlying shares on the first anniversary of Ms. Dotz's hire date and with respect to the balance of the shares in equal quarterly installments over the next 36 months of service. The Company also agreed to award Ms. Dotz 50,000 shares of restricted stock, 50% of which will vest on the first anniversary of her hire date and the remaining 50% of which will vest on the second anniversary of her hire date.

If Ms. Dotz is terminated for any reason other than "for cause" (as such term is defined in the Offer Letter), then she shall be entitled to receive, upon signing a separation agreement and general release, (1) a lump sum payment equal to nine months of her base pay, payable within 30 days following termination of her employment, (2) outplacement services in an amount not to exceed $5,000 and (3) payment of the insurance premiums necessary to provide Ms. Dotz and her legal dependents coverage under the Company's health, vision and dental insurance plans pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act (COBRA) for nine months following termination of her employment.

If within one year of a Change of Control (as defined in the Company's 2004 Equity Incentive Plan), Ms. Dotz is terminated or resigns because (1) she is no longer the Company's (or the parent of the Company's) Chief Financial Officer reporting to the Company's (or the parent of the Company's) Chief Executive Officer, (2) there is a material reduction in her duties or responsibilities from those in effect prior to the Change of Control, (3) there is a material reduction, without her consent, of the annual base and target incentive compensation specified in the Offer Letter, (4) the Company's successor after a Change in Control fails to assume the Offer Letter, (5) her employment is terminated without cause by the Company or the Company's successor, (6) her position of responsibility is substantially changed or (7) if her position relocates to more than 25 additional commute miles (one way), then she shall be entitled to receive, upon signing a separation agreement and general release, (A) a lump sum payment equal to nine months of her base pay, (B) her target bonus amount, (C) outplacement services in an amount not to exceed $5,000, (D) payment of the insurance premiums necessary to provide Ms. Dotz and her legal dependents coverage under the Company's health, vision and dental insurance plans pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act (COBRA) for nine months following termination of her employment and (E) accelerated option vesting as set forth in the 2004 Equity Incentive Plan. However, if Ms. Dotz has less than one year of service with the Company at the time of the Change of Control termination, then she will be entitled to receive the greater of a prorated amount of the severance benefits described in the preceding sentence or the payments she would be entitled to receive upon a termination for any reason other than "for cause" described in the preceding paragraph.

In addition to the benefits normally and regularly provided to the Company's executive staff, Ms. Dotz will be entitled to receive a $650 per month automobile allowance, reimbursement for personal financial and tax advice up to $2,500 per year, reimbursement for health club initiation fees of up to $300 plus 50% of the club's monthly dues up to $55.00 per month, survivor benefit management services up to a maximum cost of $3,000, and a company-paid annual physical examination.

Ms. Dotz has no family relationships with any other director or executive officer of the Company or any person nominated to become a director or executive officer of the Company.

The Offer Letter is filed as Exhibit 99.2 to this Report and is incorporated herein by reference. The foregoing description of the material terms of the Offer Letter is qualified in its entirety by the full text of the Offer Letter.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.
99.01	Press Release issued March 31, 2008
99.02	Offer letter for Mary Dotz

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ Subramanian Sundaresh Subramanian Sundaresh President and Chief Executive Officer

March 31, 2008

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.01	Press release issued March 31, 2008 Also provided in PDF format as a courtesy.
99.02	Offer Letter for Mary Dotz Also provided in PDF format as a courtesy.